MEMORANDUM OF AGREEMENT
(12b-1 Fee Waivers)
     This Memorandum of Agreement is entered into as of the effective date listed on Exhibit “A” of this agreement, between AIM Investment Funds (Invesco Investment Funds), AIM Investment Securities Funds (Invesco Investment Securities Funds), AIM Variable Insurance Funds (Invesco Variable Insurance Funds) and Short-Term Investments Trust (each a “Trust” and, collectively, the “Trusts”), on behalf of the funds or portfolios, as applicable, listed on Exhibit “A” to this Memorandum of Agreement (the “Funds”), and Invesco Distributors, Inc. (“Distributors”). Distributors shall and hereby agrees to waive fees of each Fund, on behalf of its respective classes as applicable, severally and not jointly, as indicated in the attached Exhibit “A”.
     For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trusts and Distributors agree as follows:
     For the Contractual Waivers (listed in the attached Exhibit), the Trusts and Distributors agree until at least the date set forth on the attached Exhibit “A” (the “Expiration Date”) that Distributors will waive Rule 12b-1 distribution plan fees in an amount equal to the rates as set forth on Exhibit “A” multiplied by the average annual daily net assets allocable to such class. Each Trust’s Board of Trustees and Distributors may terminate or modify this Memorandum of Agreement prior to the Expiration Date only by mutual written consent. Distributors will not have any right to reimbursement of any amount so waived.
     For the Contractual Waivers, the Trusts and Distributors agree to review the then-current waivers for each class of each Fund listed on Exhibit “A” on a date prior to the Expiration Date to determine whether such waivers should be amended, continued or terminated. The waivers will expire upon the Expiration Date unless the Trusts and Distributors have agreed to continue them. Exhibit “A” will be amended to reflect any such agreement.
     For any Voluntary Waivers, the Trust and Distributors agree that these are not contractual in nature and that Distributors may establish, amend and/or terminate such expense limitations at any time in its sole discretion after consultation with each Trust’s Board of Trustees. Any delay or failure by Distributors to update this Memorandum of Agreement with regards to the terminations, extensions, or expirations of any Voluntary Waivers shall have no effect on the term of such Voluntary Waivers.
     It is expressly agreed that the obligations of the Trusts hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trusts personally, but shall only bind the assets and property of the Funds, as provided in each Trust’s Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of each Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of each Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in each Trust’s Agreement and Declaration of Trust.

     IN WITNESS WHEREOF, the Trusts and Distributors have entered into this Memorandum of Agreement as of the date first above written.

AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)
AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUNDS)
AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SHORT-TERM INVESTMENTS TRUST
on behalf of the Funds listed in Exhibit “A”
to this Memorandum of Agreement

By:	/s/ John M. Zerr
Title: Senior Vice President

INVESCO DISTRIBUTORS, INC.
By:	/s/ John M. Zerr
Title: Senior Vice President

EXHIBIT “A”
AIM Investment Funds (Invesco Investment Funds)

	CONTRACTUAL/		EFFECTIVE	EXPIRATION
FUND	VOLUNTARY	WAIVER	DATE	DATE

Invesco LIBOR Alpha Fund	Contractual	0.50%	March 31, 2006	February 28, 2012
Class C Shares
AIM Investment Securities Funds (Invesco Investment Securities Funds)

	CONTRACTUAL/		EFFECTIVE	EXPIRATION
FUND	VOLUNTARY	WAIVER	DATE	DATE

Invesco Short Term Bond Fund Class C Shares	Contractual	0.50%	February 1, 2006	June 30, 2011
AIM Variable Insurance Funds (Invesco Variable Insurance Funds)

	CONTRACTUAL/		EFFECTIVE	EXPIRATION
FUND	VOLUNTARY	WAIVER	DATE	DATE

Invesco Van Kampen V.I. Equity and Income Fund Series II	Contractual	0.20%	February 12, 2010	June 30, 2012

Invesco Van Kampen V.I. Mid Cap Value Fund Series II	Contractual	0.15%	February 12, 2010	June 30, 2012
Short-Term Investments Trust

	CONTRACTUAL/		EFFECTIVE	EXPIRATION
FUND	VOLUNTARY	WAIVER	DATE	DATE
Government & Agency Portfolio
Cash Management Class	Contractual	0.02%	June 30, 2005	December 31, 2011
Personal Investment Class	Contractual	0.20%	June 30, 2005	December 31, 2011
Private Investment Class	Contractual	0.20%	June 30, 2005	December 31, 2011
Reserve Class	Contractual	0.13%	June 30, 2005	December 31, 2011
Resource Class	Contractual	0.04%	June 30, 2005	December 31, 2011

Government TaxAdvantage Portfolio
Cash Management Class	Contractual	0.02%	June 30, 2005	December 31, 2011
Personal Investment Class	Contractual	0.20%	June 30, 2005	December 31, 2011
Private Investment Class	Contractual	0.25%	June 30, 2005	December 31, 2011
Reserve Class	Contractual	0.13%	June 30, 2005	December 31, 2011
Resource Class	Contractual	0.04%	June 30, 2005	December 31, 2011

Liquid Assets Portfolio
Cash Management Class	Contractual	0.02%	June 30, 2005	December 31, 2011
Personal Investment Class	Contractual	0.20%	June 30, 2005	December 31, 2011
Private Investment Class	Contractual	0.20%	June 30, 2005	December 31, 2011
Reserve Class	Contractual	0.13%	June 30, 2005	December 31, 2011

STIC Prime Portfolio
Cash Management Class	Contractual	0.02%	June 30, 2005	December 31, 2011
Personal Investment Class	Contractual	0.20%	June 30, 2005	December 31, 2011
Private Investment Class	Contractual	0.20%	June 30, 2005	December 31, 2011
Reserve Class	Contractual	0.13%	June 30, 2005	December 31, 2011
Resource Class	Contractual	0.04%	June 30, 2005	December 31, 2011

	CONTRACTUAL/		EFFECTIVE	EXPIRATION
FUND	VOLUNTARY	WAIVER	DATE	DATE
Tax-Free Cash Reserve Portfolio Cash Management Class	Contractual	0.02%	April 30, 2008[1]	December 31, 2011
Personal Investment Class	Contractual	0.20%	April 30, 2008[1]	December 31, 2011
Private Investment Class	Contractual	0.25%	April 30, 2008[1]	December 31, 2011
Reserve Class	Contractual	0.13%	April 30, 2008[1]	December 31, 2011
Resource Class	Contractual	0.04%	April 30, 2008[1]	December 31, 2011

Treasury Portfolio
Cash Management Class	Contractual	0.02%	June 30, 2005	December 31, 2011
Personal Investment Class	Contractual	0.20%	June 30, 2005	December 31, 2011
Private Investment Class	Contractual	0.20%	June 30, 2005	December 31, 2011
Reserve Class	Contractual	0.13%	June 30, 2005	December 31, 2011
Resource Class	Contractual	0.04%	June 30, 2005	December 31, 2011

[1]	Effective April 30, 2008, Tax-Free Cash Reserve Portfolio was reorganized as a portfolio of Tax-Free Investments Trust (“TFIT”) to Short-Term Investments Trust following shareholder approval at a meeting held on February 29, 2008. As a portfolio of TFIT, this limitation has been in effect since June 30, 2005.

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